SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

CardioVascular BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Village Center Circle, Suite 250

Las Vegas, NV

(Address of Principal Executive Offices)

89134

(Zip Code)

Registrant’s telephone number, including area code: 702-839-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

CardioVascular BioTherapeutics, Inc. (the “Tenant”), a Delaware corporation, entered into a First Amendment (the “First Amendment”) dated as of September 1, 2006 with BMR-6828 Nancy Ridge Drive LLC (the “Landlord”), a Delaware limited liability company, of a lease for general office and laboratory space located at 6828 Nancy Ridge Drive in San Diego, CA (the “Premises”) dated as of August 7, 2006 (the “Original Lease”) due to Landlord’s delay in providing a report required in the Original Lease. The report was provided on August 30, 2006 and confirmation that the Premises were ready to occupy was provided on September 8, 2006. Thus, the First Amendment was fully executed on September 8, 2006 to be effective as of September 1, 2006. A copy of the First Amendment is included as Exhibit 10.1 hereto. The Amendment provides, among other things, that Landlord shall remain liable for the conditions that caused the delay in Tenant occupying the Premises.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

The rent terms outlined in the Original Lease remain the same except that the Tenant is not responsible for any Additional Rent for the month of August 2006. Additional Rent consists of Tenant’s pro rata share of Operating Expenses and other amounts as more fully defined in Section 5.2 of the Original Lease.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	First Amendment dated September 1, 2006 to Lease Agreement entered into by CardioVascular BioTherapeutics, Inc. and BMR-6828 Nancy Ridge Drive LLC dated August 7, 2006.

10.2	Lease Agreement dated August 7, 2006 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the Securities and Exchange Commission on August 11, 2006).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: September 14, 2006	By:	/s/ Mickael A. Flaa
Mickael A. Flaa Chief Financial Officer

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Exhibit Index

Exhibit	Description
10.1	First Amendment dated September 1, 2006 to Lease Agreement entered into by CardioVascular BioTherapeutics, Inc. and BMR-6828 Nancy Ridge Drive LLC dated August 7, 2006.

10.2	Lease Agreement dated August 7, 2006 (incorporated by reference to Exhibit 10.1 to the Form 10-K filed with the Securities and Exchange Commission August 11, 2006).

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